SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549


                        FORM 8-K/A



                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of Earliest Event Reported): July 11, 1997


                    TRANSIT GROUP, INC.
(Exact name of Registrant as specified in its charter)



   Florida             33-30123-A              59-2576629
(State or other   (Commission File No.)  (IRS Employer
jurisdiction of                             Identification No.)
incorporation or
organization)



                     8423 Western Way
               Jacksonville, Florida 32256
(Address of principal executive offices, including zip code)


                     (904) 363-0089
    (Registrant's telephone number, including area code)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

On July 11, 1997, Transit Group Inc. ("Transit Group"), formerly known as "General Parcel Service, Inc." consummated the acquisition of Carolina Pacific Distributors, Inc. ("Carolina Pacific"), a North Carolina corporation and the business and related assets operated by the owners of Carolina Pacific. Pursuant to the Stock Purchase Agreement executed at closing (the "Agreement"), Transit Group purchased all of the outstanding capital stock of Carolina Pacific and the business and related assets operated and owned by the shareholders of Carolina Pacific for a purchase price of approximately $ 11.3 million. The purchase price was paid with the payment of $3.5 million in cash at closing and the issuance of 1,733,000 shares of common stock of Transit Group to the shareholders of Carolina Pacific.

At the time Form 8-K was filed to report the acquisition of Carolina Pacific, it was impractical to provide the required financial statements for Carolina Pacific relative to the Carolina Pacific acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group is now filing such pro forma financial information under cover of Form 8-K/A.

	(a)	Financial Statements of Business Acquired

CAROLINA PACIFIC DISTRIBUTORS, INC.
FINANCIAL STATEMENTS FOR THE YEARS
ENDED SEPTEMBER 30, 1996 AND 1995

Report Of Independent Accountants


July 11, 1997

To the Board of Directors and Stockholders of Carolina Pacific Distributors, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Carolina Pacific Distributors, Inc. at September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


(Signed)
PRICE WATERHOUSE LLP

CAROLINA PACIFIC DISTRIBUTORS, INC.
BALANCE SHEET


                                                     September 30,
                                                1996              1995
ASSETS
Current assets
   Cash and cash equivalents              $      102,855    $      226,058
   Accounts receivable                           900,692           703,683
   Prepaid expenses                               67,345            74,150
   Deferred tax asset                             48,720            93,935
                                            -------------     -------------
Total current assets                           1,119,612         1,097,826

Long term assets
   Properties and equipment, net               2,314,194         3,147,371
                                            -------------     -------------
           Total assets	                  $    3,433,806    $    4,245,197
                                            =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Current maturities of long term debt   $      676,672    $      663,069
   Accounts payable                              220,717           148,298
   Accrued expenses                              318,192           500,925
                                            -------------     -------------
Total current liabilities                      1,215,581         1,312,292
                                            -------------     -------------
Long term liabilities
   Long term debt	                             1,514,377         2,191,049
   Deferred tax liability	                       115,786            58,109
                                            -------------     -------------
Total liabilities	                             2,845,744         3,561,450
                                            -------------     -------------

Stockholders' equity
   Common Stock, S. 0 1 par value;
   10,0000,000 shares authorized;
   841,214 and 844,183 shares
   outstanding at September 30, 1996
   and 1995, respectively                          8,412             8,441
   Additional paid-in capital                      2,379             2,387
   Retained earnings	                            577,271           672,919
                                            -------------     -------------
Total stockholders' equity                       588,062           683,747
                                            -------------     -------------
Total liabilities & stockholders'
   equity                                 $    3,433,806    $    4,245,197
                                            =============     =============

The accompanying notes are an integral part of these financial statements.

CAROLINA PACIFIC DISTRIBUTORS, INC.
STATEMENT OF OPERATIONS

                                                     Year ended
                                                   September 30,
                                               1996             1995
Revenue	                                  $   11,690,758  	$   11,092,626

Operating expenses
Operations salaries and benefits               4,527,578       	4,318,304
Fuel                                           2,419,799       	2,104,116
Insurance                                        266,511         	419,139
Tires and maintenance                            621,723         	543,501
Depreciation	                                    957,206       	1,112,851
Facilities expense	                              126,175         	122,679
Other operating costs                            374,826         	339,886
Selling and administrative expenses            2,135,917       	2,109,949
                                            -------------    -------------
Total operating expenses                      11,429,735      	11,070,425
                                            -------------    -------------

Operating profit	                                261,023          	22,201
Interest expense	                                225,719         	206,885
                                            -------------    -------------
Profit (loss) before income taxes                 35,304	        (184,684)
Provision for deferred income taxes              102,892          	23,336
                                            -------------    -------------
Net loss	                                 $     (67,588)   $     (208,020)
                                            =============    =============





The accompanying notes are an integral part of these financial statements.

CAROLINA PACIFIC DISTRIBUTORS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY

                                    Common	                	   Additional
                                    shares	       Common     	   paid-in      Retained
                                 outstanding      stock         	capital      earnings
Balance at September 30, 1994        847,308   $     8,473  	$     2,396  	$    914,067
   Net loss		                                                                  (208,020)
   Retirement of ESOP shares
     repurchased                      (3,125)	         (32)	          (9)	      (33,128)
                                   ----------    ----------    ----------    -----------
Balance at September 30, 1995        844,183	        8,441	        2,387 	      672,919
   Net loss				                                                                 (67,588)
   Retirement of ESOP shares
     repurchased                      (2,942)	         (29)	          (8)	      (28,060)
                                   ----------    ----------    ----------    -----------
Balance at September 30, 1996        841,241	  $     8,412	  $     2,379	  $    577,271
                                   ==========    ==========    ==========    ===========







The accompanying notes are an integral part of these financial statements.

CAROLINA PACIFIC DISTRIBUTORS, INC.
STATEMENT OF CASH FLOWS

                                                     For the year ended
                                                        September 30,
                                                    1996             1995
Cash flows from operating activities
Net loss                                      $      (67,588)  $     (208,020)
Items not requiring (providing) cash
  included in net income
    Depreciation                                     957,206        1,112,851
    Gain on sale of property and equipment                 -         	(25,063)
    Deferred income taxes                            102,892	          23,336
  Changes in assets and liabilities
      Accounts receivable                           (197,009)       	(391,439)
      Prepaid expenses                                 6,805         	(14,740)
      Accounts payable                                72,419           	1,300
      Other accrued liabilities                     (182,733)	        350,022
                                                -------------    -------------
   Net cash provided by operating activities         691,992	         848,247
                                                -------------    -------------
Cash flows from investing activities
  Property and equipment expenditures               (199,250)     	(1,774,117)
  Proceeds on disposal of property
      and equipment                                   75,221         	138,145
                                                -------------    -------------
Net cash used in investing activities               (124,029)     	(1,635,972)
                                                -------------    -------------
Cash flows from financing activities
  Repayment of long-term debt                       (663,069)       	(561,079)
  Proceeds from issuance of long-term debt                 -       	1,460,000
  Repurchase of common stock                         (28,097)       	 (33,169)
                                                -------------    -------------
Net cash (used in) provided by
   financing activities                             (691,166)        	865,752
                                                -------------    -------------
Net (decrease) increase in cash and
  cash equivalents                                  (123,203)         	78,027
Cash and cash equivalents at
  beginning of year                                  226,058         	148,031
                                                -------------    -------------
Cash and cash equivalents at end of year      $      102,855    $     226,058
                                                =============     ============

Supplemental disclosure of
   cash flow information:
   Cash paid during the year for:
       Income taxes	                          $        8,225    $       3,822
       Interest                                      225,719         	206,885




The accompanying notes are an integral part of these financial statements.

CAROLINA PACIFIC DISTRIBUTORS, INC.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1996 AND 1995
------------------------------------------------
1.	THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Carolina Pacific Distributors, Inc. (the Company) is engaged in the transportation business, serving customers located primarily on the east and west coast of the United States. The Company's specialty is shipping less than full truckloads of goods from one coast of the United States to another.

Revenue recognition

The Company recognizes revenue when shipments are delivered to the consignee.

Property and equipment

Property, plant and equipment are stated at the lower of cost or estimated net realizable value and are depreciated over their useful lives by the straight line and accelerated methods.
Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. When properties are retired or otherwise disposed, the appropriate accounts are relieved of costs and accumulated depreciation and any gain or loss is credited or charged to income.

The estimated useful lives of buildings and building improvements range from 15 to 31.5 years; useful lives of tractors and trailers range from 3 to 7 years; useful lives of machinery and equipment range from 3 to 5 years; useful lives of office furniture and equipment range from 3 to 7 years.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable.

Concentrations of credit risk with respect to trade accounts receivable are dispersed across different industries and geographic areas. Of contract and product revenues earned, the Company derived approximately 28% from one customer in 1996 and 28% and I 1% from two customers in 1995.

Cash and cash equivalents

The Company considers all short-term investments having an initial maturity of three months or less to be cash equivalents.
 Included in cash and cash equivalents are certificates of deposit with a carrying value of $78,776 and $225,582 at September 30, 1996 and 1995, respectively.

Income taxes

The Company accounts for income taxes using the liability method, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. TRADE AND OTHER RECEIVABLES

                                             September 30,
                                        1996              1995
Accounts receivable trade          $    802,950      $    678,673
Other receivables                        32,375           	25,010
Receivable from Carolina Southern        65,367                	-
                                    ------------      ------------
                                   $    900,692	     $    703,683
                                    ============      ============

3.	PROPERTIES AND EQUIPMENT

                                             September 30,
                                        1996              1995
Building and improvements          $    939,716      $    789,961
Tractors and trailers	                6,796,446        	6,871,667
Machinery and equipment                 103,173          	103,173
Office furniture and equipment          107,120	          107,120
                                    ------------      ------------
                                      7,946,455        	7,871,921
Less-accumulated depreciation         5,632,261	        4,724,550
                                    ------------      ------------
                                   $  2,314,194      $  3,147,371
                                    ============      ============

4.	ACCRUED EXPENSES

                                             September 30,
                                        1996               1995
Accrual for worker's compensation  $    103,941      $    249,609
Customer deposits                       124,750          	155,900
Accrued payroll and vacation             75,802           	74,818
Other	                                   13,699           	20,598
                                     -----------      ------------
                                   $    318,192    	 $    500,925
                                     ===========      ============

5. LONG-TERM DEBT

Long-term debt at September 30, 1996 and 1995 consists of the following:

                                                           September 30,
                                                      1996             1995
Bank term loan, secured by tractors, trailers
and equipment, payable in monthly instalments
of principal and interest of $40,000, with
principal and interest due on October 15,
1999, bearing interest at the bank's prime
rate (8.25% and 8.75% at September 30,         $    1,290,227   $   1,637,655
1996 and 1995 respectively)

Bank term loan, secured by tractors and
trailers, payable in monthly instalments
of principal and interest of $20,000,
with principal and interest due
on July 1, 2000, bearing interest at
the bank's prime rate (8.25% and 8.75%
at September 30, 1996 and 1995                       754,360          922,317
respectively)

Unsecured term note, payable in monthly
instalments of $5,000 commencing June 15,
1995 through January 15, 1996, bearing
interest at 8%                                             -           17,375

Term loan with major stockholder, payable
over 12 months, commencing November 1994
through October 1995, bearing interest
at 10%                                                      -          35,406

Term loan with major stockholder, payable
over 3 years, commencing March 1995 through
February 1998, bearing interest at 10%                 146,462        241,365
                                                 --------------   ------------
                                                     2,191,049      2,854,118
Less current portion                                  (676,672)     	(663,069)
                                                 --------------   ------------
                                               $     1,514,377   $  2,191,049
                                                 ==============   ============



Aggregate principal payments on borrowings for each of the next five years are estimated as follows:

	1997                              	$     676,672
	1998                                    	658,512
	1999	                                    673,327
	2000                                    	182,538
                                     -------------
         Total debt                 $   2,191,049
                                     =============

Certain of the Company's debt agreements contain restrictive covenants which among another things, require the Company to maintain certain minimum financial ratios. The Company was in compliance with all covenants at September 30, 1996 and 1995.

6.	INCOME TAXES

The components of the provision for income taxes are summarized as follows:

                                       September 30,
                                  1996               1995
Current:
  Federal                   $         -        $         -
  State                               -                  -
                              ----------         ----------
                                      -                  -
                              ----------         ----------

Deferred:
  Federal                        87,458             19,835
  State                          15,431              3,501
                              ----------          ---------
 Totals                     $   102,892         $   23,336
                              ==========          =========

The provision for income taxes differs from the federal statutory income tax rate as follows:


                                       September 30,
                                  1996               1995
Provision (benefit) at
  federal statutory rate    $    12,003         $  (62,793)
Non-deductible expenses         120,163            105,739
Other                           (29,274)           (19,610)
                             -----------         ----------
Net provision for
  income taxes              $   102,892         $   23,336
                             ===========         ==========

A net deferred income tax liability results from temporary differences in recognition of certain items for tax and financial statement purposes. The primary sources of these differences and the (asset liability at September 30, 1996 and 1995 from each were as follows:

                                             September 30,
                                         1996             1995
Depreciation methods	              $     115,786    $      58,109
Other	                                   (48,720)        	(93,935)
                                    -------------    -------------
Totals	                            $      67,066    $     (35,826)
                                    =============    =============


For income tax purposes, the Company has available net operating loss carryforwards which may be used to reduce taxable income of the Company for subsequent years. The carryfor-wards expire in 2007.

7.	RELATED PARTY TRANSACTIONS

The Company and Carolina Southern are related parties because a common stockholder holds a substantial ownership interest in both companies. Carolina Southern performs similar services as the Company, but does not travel cross country, focusing its delivery within the southeastern United States. During the year ended September 30, 1996, the Company incurred several expenses on behalf of Carolina Southern. The Company has billed Carolina Southern for these costs. These billings are reflected in revenue for the year ended September 30, 1996, and total $100,423. A receivable from Carolina Southern in the amount of $65,367 is recorded on the Company's books at September 30, 1996. There were no such transactions during 1995.

During 1996 and 1995, the Company had a land lease agreement with the Company's President. During the years ended September
30, 1996 and 1995 the Company paid $96,000 in operating lease expenses.

During the year ended September 30, 1995, the Company borrowed a total of $500,000 from the Company's President, and repaid approximately $223,000 in principal. During the year ended September 30, 1996, no additional funds were borrowed and principal repayments totaled approximately $130,000. The interest rate on the borrowings is 10%, and interest payments totaled approximately $21,761 and $29,256 for the years ended September 30, 1996 and 1995, respectively. See additional discussion of this debt in Note 5.

8.	COMMITMENTS AND CONTINGENCIES

The Company leases certain facilities and equipment under operating leases which expire at various dates through 2002.
The minimum rental obligations under these leases are as follows:

	1997		                     $    97,307
 1998		                          99,138
	1999                          		99,138
	2000                          		99,138
	2001	and thereafter           	153,830
                             -----------
                            $   548,551
                             ===========

Rent expense totaled $102,900 and $102,033 in 1996 and 1995, respectively.

The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

9.	EMPLOYEE STOCK OWNERSHIP PLAN

In October 1988, the Company established an Employee Stock
Ownership Plan (ESOP) which covers substantially all of its employees. The Company made one contribution in the amount of $2,545,500 to the ESOP in August 1989 and has made no contributions since that time. The original contribution was used to purchase 254,550 shares of stock from the Company's
President, all of which are currently allocated to employees.

In fiscal 1995, the Company adopted the provisions of AICPA
Statement of Position No. 93-6 "Employer's Accounting for
Employee Stock Ownership Plans" (the SOP).  As allowed by the
SOP, the Company has elected not to apply the SOP's provisions to shares acquired prior to fiscal 1994. The adoption of the SOP did not have a material impact on the financial statements.

The Company is required to repurchase shares at the employee's option. The repurchase price is determined based upon the annual appraisal of an independent firm. During fiscal 1995, the Corn any purchased 3,125 shares for a total of $33,169.
During fiscal 1996, the Company purchased 2,942 shares for a total of $28,097. The shares were retired upon purchase, resulting in allocated shares outstanding at the end of fiscal year 1995 of 250,233 and at the end of fiscal year 1996 of 247,291.

10.  BENEFIT PLAN

The Company has a defined contribution 401 (k) plan in which substantially all employees can participate. The Company matches participant contributions to the plan up to specified percentages of the employee's salary. The Company's contributions to the plan were approximately $4,725 and $4,375 in 1996 and 1995, respectively.

11.	SUBSEQUENT EVENTS

As discussed in Note 7, the Company leased land from the Company's President. In May 1997 the Company terminated this lease. One of the provisions of the lease agreement was that any improvements placed upon the land became the property of the lessor upon termination of the lease. A building and certain improvements appropriately capitalized at acquisition date will revert to the Company's President in fiscal 1997. The net book value of these items was $433,758 at September 30, 1996.

On July 11, 1997 all outstanding stock of the Company was acquired by Transit Group, Inc. for a purchase price of approximately $11.3 million consisting of $3.7 million in cash, the issuance of 1,733,000 of Transit Group, Inc. stock for all issued and outstanding common stock of the Company and assumption of approximately $0.6 million of the Company's debt.

In connection with the business combination, the Company's ESOP was frozen.

	(b)	Pro Forma Financial Information

TRANSIT GROUP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 1997 (a)
(in thousands, except shares)



                                                 	 	 	 	 	  Unaudited    	 	    Unaudited
                                	 	 	Transit   	 Carolina  	Pro Forma 	 	       Pro Forma
                              	 	 	Group, Inc.  	Pacific 	 Adjustments 	 	      Combined

Current assets 	             	 	 $     284  	 $     973  	 $       -          $    1,257
Property and equipment 	 	 	             4        1,787  	       660 	 (b)  	      2,451
Goodwill 	 	 	 	 	                       -            -       15,213 	 (c)  	     15,213
Other noncurrent assets 	            6,764 	 	 	 	    -            -               6,764
                                  ---------    ---------    ---------          ----------
Total assets               	 	 	 $   7,052  	 $   2,760  	 $  15,873 	 	      $   25,685
                                  =========    =========    =========          ==========

Current debt 	 	 	               $  12,887  	 $     711  	 $     132 	 (b)  	 $   13,730
Other current liabilities 	  	 	 	       -          407 	 	 	      -                 407
Long-term debt 	   	 	 	                 -        1,441        3,500   (c)  	      5,469
                                       	  	 	 	 	                528 	 (b)
                                  ---------    ---------    ---------          ----------
Total liabilities 	 	 	             12,887        2,559        3,632  	 	         19,606
                                  ---------    ---------    ---------          ----------

Stockholder's equity (deficit)      (5,835)         201       11,713 	 (c)  	      6,079
                                  ---------    ---------    ---------          ----------
Total liabilities &
  stockholders' equity 	 	 	     $   7,052  	 $   2,760  	 $  15,345  	 	     $   25,685
                                  =========    =========    =========          ==========

See accompanying notes.

TRANSIT GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997  (a)
(in thousands, except shares)
                                                  	 	 	           Unaudited 	 	      Unaudited
                                    	  Transit 	     Carolina    	Pro Forma 	 	      Pro Forma
                                 	   Group, Inc. 	    Pacific   	Adjustments 	 	     Combined
Revenues 	 	                     $           -  $      4,722  $       1,500  (b)  	 $      6,222

Expenses
  Salaries and wages expense         	 	               1,780           (200) (d)  	        2,048
                                                                        468  (b)
  Operating expense 	                  	               1,498            794  (b)  	        2,292
  Depreciation and amortization 	 	                    1,460           (500) (e)  	        1,279
                                                                        253  (c)
                                                                         66  (b)
  General and administration
    expense 	                             268  	          43  	 	 	                          311
  Interest expense 	                 	                    68  	         140  (f)  	          208
  Other expense 	 	                                       18  	 	 	                           18
                                  ------------   ------------   ------------         ------------
     Total expenses 	                     268 	        4,867          1,021 	 -  	         6,156
                                  ------------   ------------   ------------         ------------

     Operating income (loss)             (268) 	        (145)           479  	    	            66
Provision (benefit) for
  income taxes
                                  ------------   ------------   ------------         -------------
Income (loss) before
  discontinued operations                (268)          (145) 	         479  	-  	             66
Discontinued operations  	            (13,570) 	              	 		                        (13,570)
                                  ------------   ------------   ------------         -------------

Net income (loss)              	 $    (13,838)	 $       (145)	 $        479  	 	    $     (13,504)
                                  ============   ============   ============         =============

Loss per common share:
  Continuing operations 	        $      (0.13) 	 	 	 	                              $       (0.05)
  Discontinued operations 	             (2.77) 	 	 	 	                                      (2.04)
                                  ------------                                       -------------

  Total                        	 $      (2.90) 	 	 	 	                              $       (2.09)
                                  ============                                       =============

Weighted average number
  of shares 	                       4,909,528  	 	 	 	                                  6,642,528
                                  ============                                       =============

See accompanying notes.

TRANSIT GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996 (a)
(in thousands, except shares)

                                                                	 	  Unaudited 	 	         Unaudited
                                        	Transit     	Carolina 	     Pro Forma 	 	         Pro Forma
                                      	Group, Inc. 	  Pacific 	     Adjustments 	 	        Combined
Revenues 	                         $      23,404  $      11,691	 $       3,000  (b)  	 $      14,691
                                                       	 	 	           (23,404) (g)

Expenses
  Salaries and wages expense              13,377          4,528  	        (800) (d)  	         4,663
                                                                           935  (b)
                                                                       (13,377) (g)
  Operating expense 	                      7,126          3,434          1,587  (b)  	         5,021
                                                                        (7,126) (g)
  Depreciation and amortization            1,857            957  	         (40) (e)  	         1,556
                                                                           507  (c)
                                                                           132  (b)
                                                                        (1,857) (g)
  General and administration
    expense 	                              5,335          2,136         (4,585) (g)  	         2,886
  Interest expense        	                  717            226            280  (f)  	           506
                                                  	 	 	                   (717) (g)
  Other expense 	                            141            375           (141) (g)  	           375
                                    -------------  -------------  -------------         -------------
     Total expenses         	             28,553         11,656        (25,202) 	 	           15,007
                                    -------------  -------------  -------------         -------------

     Operating income (loss)	             (5,149) 	          35  	       4,798  	    	          (316)
Provision for deferred income
  taxes 	 	                                                (103) 	         103  (h)  	                     -
                                    -------------  -------------  -------------         -------------
Net income (loss)                  $      (5,149) $         (68) $       4,901  	-  	  $        (316)
                                    =============  =============  =============         =============

Loss per common share              $       (1.48) 	 	 	 	 	                            $       (0.14)
                                    =============                                       =============

Weighted average number of shares      3,758,671  	 	 	 	                                  5,491,561
                                    =============                                       =============




See accompanying notes.

TRANSIT GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL
STATEMENTS

(a) On July 11, 1997, Transit Group, Inc. (the "Company") completed the acquisition of Carolina Pacific Distributors, Inc.
("Carolina Pacific").   Pursuant to the Stock Purchase Agreement
executed at closing (the "Agreement"), the Company purchased all of the outstanding capital stock of Carolina Pacific and the business and related assets operated and owned by the shareholders of Carolina Pacific for a purchase price of approximately $11.3 million consisting of $3.7 million in cash, issuance of 1,733,000 shares of common stock of the Company to the shareholders of Carolina Pacific and assumption of
approximately $0.6 million of debt.   The Company's financial
statements are prepared on a calendar year-end basis while Carolina Pacific used a fiscal year ended September 30, 1996. Accordingly, the accompanying unaudited pro forma combined financial statements combine the December 31, 1996 and June 30, 1997 financial statements of the Company and the September 30, 1996 and June 30, 1997 financial statements of Carolina Pacific,
respectively.   Such financial information is intended to
reflect the combined financial position and results of operations as of each of the periods presented and is not necessarily indicative of future combined financial position or results of operations.

(b) To reflect the purchase by the Company of certain additional productive assets from an affiliate of Carolina Pacific and the assumption of related borrowings.

(c) To reflect the APB 16 purchase accounting adjustments including the financing of $3.5 million in cash paid at closing, the issuance of 1,733,000 shares at fair market value of the Company's common stock to the shareholders of Carolina Pacific, resulting goodwill of $15.2 million and amortization of goodwill recorded in connection with the acquisition over a 30-year period.

(d) To reflect certain adjustments to salaries and employee benefits expense resulting from the acquisition.

(e) To eliminate the depreciation expense associated with certain assets not acquired in the purchase of Carolina Pacific.

(f) To reflect interest expense associated with new borrowings acquired in connection with the acquisition at an average annual interest rate of 8.0%.

(g) To eliminate the discontinued parcel delivery and courier operations at Transit Group, Inc.

(h) To reflect the utilization of the Company's net operating loss carryforwards to offset Carolina Pacific taxable income.


SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSIT GROUP, INC.

Date: September 24, 1997

	/s/  Wayne N. Nellums
-----------------------
Wayne N. Nellums
Vice President,
Chief  Financial Officer
and Secretary


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